UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2025

FS KKR Capital Corp.

(Exact name of Registrant as specified in its charter)

Maryland	814-00757	26-1630040
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania	19112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	FSK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 18, 2025, FS KKR Capital Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company, FS/KKR Advisor, LLC and BofA Securities, Inc., BMO Capital Markets Corp, ING Financial Markets LLC, J.P. Morgan Securities LLC, KKR Capital Markets LLC, SMBC Nikko Securities America, Inc. and Truist Securities, Inc., as representatives of the underwriters named in Schedule A thereto, in connection with the issuance and sale of $400 million aggregate principal amount of the Company’s 6.125% Notes due 2031 (the “Offering”).

The Offering was made pursuant to the Company’s effective shelf registration statement on Form N-2 (Registration No. 333-282226), previously filed with the Securities and Exchange Commission, as supplemented by a preliminary prospectus supplement dated September 18, 2025 and a final prospectus supplement dated September 18, 2025.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement filed with this report as Exhibit 1.1 and which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION

1.1	Underwriting Agreement dated September 18, 2025, by and among FS KKR Capital Corp., FS/KKR Advisor, LLC and BofA Securities, Inc., BMO Capital Markets Corp., ING Financial Markets LLC, J.P. Morgan Securities LLC, KKR Capital Markets LLC, SMBC Nikko Securities America, Inc. and Truist Securities, Inc., as representatives of the underwriters named in Schedule A thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS KKR Capital Corp.

Date: September 22, 2025	By:	/s/ Stephen Sypherd
Stephen Sypherd
General Counsel